                                                                       EXHIBIT 1

                                                                         5/3/00

                    FIRST HORIZON PHARMACEUTICAL CORPORATION

                              3,800,000 SHARES(1)

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT

                                                           ___________ __, 2000


Chase Securities Inc.
Banc of America Securities LLC
Thomas Weisel Partners LLC
  c/o Chase Securities Inc.
One Bush Street
San Francisco, CA 94104

Ladies and Gentlemen:

         First Horizon Pharmaceutical Corporation, a Delaware corporation (herein called the "Company"), proposes to issue and sell [3,800,000] shares of its authorized but unissued Common Stock, $.001 par value (herein called the "Common Stock") (said [3,800,000] shares of Common Stock being herein called the "Underwritten Stock"). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to [570,000] additional shares of Common Stock (herein called the "Option Stock", and with the Underwritten Stock, herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned and defined.

         The Company hereby confirms the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the "Underwriters," which term shall also include any underwriter purchasing Stock pursuant to
Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided. Chase Securities Inc., Banc of America Securities LLC and Thomas Weisel Partners have agreed to act as representatives of the several Underwriters (in such

--------
      (1) Plus an option to purchase from the Company up to 570,000 additional shares to cover over allotments.


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capacity, the "Representatives") in connection with the offering and sale of the Stock. As a part of this offering contemplated by this Agreement, Chase has agreed to reserve out of the Stock set forth opposite its name on the Schedule I to this Agreement, up to ______ shares, for sale to the Company's employees, officers, directors, business associates and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The shares of Stock to be sold by Chase Securities Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Chase Securities Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants as of 7:00 a.m. New York time on the first day trading of the shares commences will be offered to the public by Chase Securities Inc. as set forth in the Prospectus.

         1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the "Commission") a registration statement on Form S-1 (No. 333-30764), including the related Preliminary Prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act") of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related Preliminary Prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

         The term "Registration Statement" as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a "Rule 462(b) Registration Statement"), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) Registration Statement). The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "Preliminary Prospectus" as used in this Agreement shall mean each Preliminary Prospectus included in such registration statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.


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         2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents, warrants and covenants to each Underwriter as follows:

         (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         Each Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Stock. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Preliminary Prospectus, as of its date, and the Prospectus, as amended or supplemented, as of its date and at all subsequent times through the 30th day of the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any Preliminary Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

         (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives three complete conformed copies of the Registration Statement and three copies of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and Preliminary Prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.


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         (c)  Distribution of Offering Material By the Company. The Company has
not distributed and will not distribute, prior to the later of the Closing Date (as defined below) with respect to the Option Stock and the completion of the Underwriters' distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than a Preliminary Prospectus, the Prospectus or the Registration Statement.

         (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (e) Authorization of the Stock. The Stock to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

         (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement except for such rights as have been duly waived.

         (g) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development, known to the Company or that could reasonably have been expected to be known by the Company, that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) except as disclosed in the Prospectus, the Company, has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

         (h) Independent Accountants. Arthur Andersen LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus and have expressed their opinion with respect to the supporting schedules filed with the Commission as part of the Registration Statement, are independent public or certified public accountants as required by the Securities Act.


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         (i)  Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States, which principles have been applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions ["Summary--Summary Financial Data", "Selected Financial Data" and "Capitalization"] fairly present the information set forth therein on a basis consistent with that of the financial statements contained in the Registration Statement.

         (j) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (k) Subsidiaries of the Company. The Company has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

         (l) Incorporation and Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own its properties and conduct its business as described in the prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (m) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Stock (including the Stock) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to


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subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

         (n) Stock Exchange Listing. The Stock has been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

         (o) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters in the manner contemplated herein and in the Prospectus, (ii) by the National Association of Securities Dealers, LLC and (iii) by the federal and provincial laws of Canada.

         (p) Non-Contravention of Existing Instruments Agreements. Neither the issue and sale of the Stock nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to,
(i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which conflict, breach, violation or imposition, with respect to (ii) and (iii) above, could reasonably be expected to have a Material Adverse Effect.

         (q) No Defaults or Violations. The Company is not in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change except as otherwise disclosed in the Prospectus.


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         (r)  No Actions, Suits or Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Effect.

         (s) All Necessary Permits, Etc. The Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, except where failure to secure such could not reasonably be expected to have Material Adverse Effect and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (t) Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 2(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

         (u) Tax Law Compliance. The Company has filed all necessary federal, state and foreign income and franchise tax returns or has properly requested extensions thereof and has paid all taxes required to be paid, if due and payable, by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change.

         (v) Intellectual Property Rights. The Company owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its business as described in the Registration Statement and Prospectus; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or


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Page 8


copyrights would not reasonably be expected to result in a Material Adverse Change that is not otherwise disclosed in the Prospectus; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to cause a Material Adverse Change. There is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. The Company does not in the conduct of its business as now or proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

         (w) Year 2000 Preparedness. There are no issues related to the Company's Year 2000 preparedness that (i) are of a character required to be described or referred to in the Registration Statement or Prospectus by the Securities Act which have not been accurately described in the Registration Statement or Prospectus or (ii) might reasonably be expected to result in any Material Adverse Change or that might materially affect its properties, assets or rights.

         (x) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Stock.

         (y) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Stock will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (Z) Insurance. The Company is insured by insurers of recognized financial responsibility with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes, general liability and Directors and Officers liability. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable


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coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

         (aa) Labor Matters. To the best of the Company's knowledge, no labor disturbance by the employees of the Company exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or manufacturers that might be expected to result in a Material Adverse Change.

         (bb) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Stock.

         (cc) Lock-Up Agreements. Each officer and director of the Company and each beneficial owner of [_____ or more percent] of the outstanding issued share capital of the Company has agreed to sign an agreement substantially in the form attached hereto as Exhibit A (the "Lock-up Agreements"). The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Chase Securities Inc.

         (dd) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus which have not been described as required.

         (ee) No Unlawful Contributions or Other Payments. Neither the Company nor, to the best of the Company's knowledge, any employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

         (ff) Environmental Laws. (i) The Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, except where the failure to comply would not result in a Material Adverse Change, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) the Company is not currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws and


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(iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

         (gg) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

         (hh) ERISA Compliance. The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfounded benefit liabilities" (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except where failure to maintain such qualification would not have a Material Adverse Effect.

         (ii) Consents Required in Connection with the Directed Share Program. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.


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Page 11


              (jj) No Improper Influence in Connection with the Directed Share Program. The Company has not offered, or caused Chase Securities Inc. to offer, Stock to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters in connection with the terms of this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         3.   PURCHASE OF THE STOCK BY THE UNDERWRITERS.

         (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell shares of the Underwritten Stock to the several Underwriters and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule
I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $___ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

         (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the

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Page 12


Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to [570,000] shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

         4.   OFFERING BY UNDERWRITERS.

         (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters and paragraphs - under "Underwriting") constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any

_____________, 2000
Page 13


Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

         5.   DELIVERY OF AND PAYMENT FOR THE STOCK.

         (a) Delivery of certificates for the shares of the Underwritten Stock and (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date) the Option Stock, and payment therefor, shall be made at the office of Arnall Golden & Gregory, LLP, 2800 One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309, at 7:00 a.m., San Francisco time, (i) on the third (3rd) full business day following the first day that the Stock is traded, (ii) on the fourth business day after the date of this Agreement, or (iii) at such time on such other day, not later than seven full business days after the first day the Stock is traded, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the "Closing Date."

         (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date for the Underwritten Stock, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Arnall Golden & Gregory, LLP, 2800 One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

         (c) Payment for the Stock purchased from the Company shall be made to the Company or its order by one or more certified or official bank check or checks or, at the Company's option, by wire transfer in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

         It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for Stock to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date for the Underwritten Stock or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

_____________, 2000
Page 14


         6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A, if any, and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

         (b)  The Company will promptly notify each Underwriter in the event of
(i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

         (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

         (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to

_____________, 2000
Page 15


supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

         (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

         (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may reasonably designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

         (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission .

         (h) Not later than the 45th [OR 90TH IF YEAR END] day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

_____________, 2000
Page 16


         (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees.

         (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including reasonable counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

         (k) The Company will not without the prior written consent of Chase Securities Inc., on behalf of the Underwriters, offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may (i) issue and sell shares of Common Stock pursuant to any stock option plan, stock ownership plan, stock purchase plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus and described in the Prospectus so long as none of those shares may be transferred and the Company shall enter stop transfer instructions with its transfer agent and registrar against the transfer of any such Common Stock, except with respect to shares of Common Stock issued pursuant to the Company's stock purchase plan and except with respect to up to [45,000] shares of Common Stock issued pursuant to any Company stock option plan (provided, that, with respect to the holders of options to purchase shares of Common Stock issued pursuant to such stock option plan, the Company shall use all reasonable efforts to cause such option holders to execute a Lock-up Agreement), and (ii) the Company may issue shares of Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the date of the Prospectus and described in the Prospectus. These restrictions terminate after the close of trading of the Stock on the 180th day after (and including) the day the Stock commenced trading on the Nasdaq National Market (the "Lock-Up Period").

_____________, 2000
Page 17


         (l) The Company agrees to use its best efforts to cause all directors, officers, and beneficial holders of more than [___%] of the outstanding Common Stock to agree to execute a Lock-up Agreement.

         (m) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (n) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         (o) The Company (i) will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program and
(ii) will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

         7.   INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act"), or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b)

_____________, 2000
Page 18


registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this paragraph
(a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Common Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph
(c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Common Stock.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement)

_____________, 2000
Page 19


or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (c)  Each party indemnified under the provision of paragraphs (a) and
(b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then one counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent

_____________, 2000
Page 20


reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through
(c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the reasonable legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (together with local counsel) with the reasonable approval of and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any reasonable legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into

_____________, 2000
Page 21


account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

         (e) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         (F) The Company agrees to indemnify and hold harmless Chase Securities and its affiliates and each person, if any, who controls Chase Securities or its affiliates within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act ("Chase Securities Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the failure of any Participant to pay for and accept delivery of Directed
Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program

_____________, 2000
Page 22


other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Chase Securities Entities.

         8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date for the Underwritten Stock by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and
(j) of Section 6 hereof.

         9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company of all its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

         (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

_____________, 2000
Page 23


         (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Testa, Hurwitz & Thibeault, LLP, counsel for the Underwriters.

         (c) You shall have received from each of Arnall Golden & Gregory, LLP, counsel for the Company, and from Jones & Askew LLP, patent counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A and Annex B hereto, respectively, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

         (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein,
(iv) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, and (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

_____________, 2000
Page 24


         (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

         (f) You shall have received from Arthur Andersen LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than four business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

         (g) You shall have received from Arthur Andersen LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at [______________], did not disclose any weakness in internal controls that they considered to be material weaknesses.

         (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

         (i) Prior to the Closing Date for the Underwritten Stock, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

_____________, 2000
Page 25


         (j) The Company shall have obtained and delivered to you an executed Lock-up Agreement from each officer and director of the Company, and each beneficial owner of [__________ OR MORE PERCENT] of the outstanding issued share capital of the Company.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Testa, Hurwitz & Thibeault, LLP, counsel for the Underwriters, shall be reasonably satisfied that they comply in form and scope.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

         10. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and
(j) of Section 6 hereof.

         11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial

_____________, 2000
Page 26


determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

         13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Chase Securities Inc., One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, First Horizon Pharmaceutical Corporation, 660 Hembree Parkway, Suite 106, Roswell, GA 30076,
Attention: Chief Financial Officer. All notices given by telegraph shall be promptly confirmed by letter.

         14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date for the Underwritten Stock, the provisions of paragraphs (k) and (l) of Section 6 hereof shall be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.



                [the rest of this page intentionally left blank]

_____________, 2000
Page 27


         Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                  Very truly yours,

                                  FIRST HORIZON PHARMACEUTICAL CORPORATION



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CHASE SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
THOMAS WEISEL PARTNERS LLC
By:  Chase Securities Inc.



By:
  ----------------------------------
  Name:
  Title:    Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

_____________, 2000
Page 28


                                   SCHEDULE I

                                  UNDERWRITERS


                                                                           NUMBER OF
                                                                           SHARES OF
                                                                           STOCK TO BE
                                                                           PURCHASED
                                                                           ---------
UNDERWRITERS
------------

Chase Securities Inc....................................................
Banc of America Securities LLC..........................................
Thomas Weisel Partners LLC..............................................

                                                                           --------
         Total..........................................................

_____________, 2000
Page 29


                                   EXHIBIT A

                               LOCK-UP AGREEMENT


_________________________________
_________________________________
_________________________________
_________________________________
_________________________________

         RE:  First Horizon Pharmaceutical Corporation (the "Company")

Ladies & Gentlemen:

         The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives (the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

         In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction,

_____________, 2000
Page 30


(ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to sales or purchases of Common Stock acquired on the open market or (iv) with the prior written consent of__________________. The foregoing restrictions will commence as of the date hereof and shall terminate after the close of trading of the Common Stock on the 180th day after (and including) the day the Common Stock commenced trading on the Nasdaq National Market (the "Lock-Up Period"). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

         This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event the Offering has not occurred on or before September 30, 2000, this Lock-Up Agreement shall be of no further force or effect.

                             Dated
                                  ---------------------------------------------


                             --------------------------------------------------
                             Printed Name of Holder


                             By:
                                -----------------------------------------------
                                Signature


                             --------------------------------------------------
                             Printed Name of Person Signing
                             (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

                                                                         5/3/00

                                    ANNEX A

                    MATTERS TO BE COVERED IN THE OPINION OF
                            COUNSEL FOR THE COMPANY

         (i) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

         (ii) The Company has adequate corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

         (iii)    The Company is duly qualified to do business as a foreign


corporation and is in good standing in _______________________________________.
To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of capital stock of the Company outstanding prior to the issuance of the Stock have been duly and validly issued and are fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right arising under the certificate of incorporation or Delaware General Corporation Law, or to such counsel's knowledge, any co-sale right, right of first refusal or other similar right, other than any registration rights described in Opinion (xviii) hereof;

         (v) The Underwritten Stock or the Option Stock, as the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive right, co-sale right, right of first refusal or other similar right contained in the Company's charter or By-laws, and to such counsel's knowledge, will not have been issued in violation of or subject to any other preemptive right, co-sale right, right of first refusal or other similar right.

         (vi) The Company has adequate corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Stock to be issued and sold by it hereunder;

         (vii) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you and compliance by all parties with applicable federal and state securities laws, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law, except that a court may refuse to enforce or limit the application of

_____________, 2000
Page 2


this Agreement or certain provisions hereof as unconscionable or contrary to public policy, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether relief is sought in a proceeding at law or in equity;

         (viii) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

         (ix) The 8-A Registration Statement, as of its effective date, complied as to form in all material respects with the requirements of the Exchange Act; the 8-A Registration Statement has become effective under the Exchange Act [and the Underwritten Stock or the Option Stock have been validly registered under the Securities Act and the Rules and Regulations of the Exchange Act and the applicable rules and regulations of the Commission thereunder.] To our knowledge, no order suspending the effectiveness of the Form 8-A Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or threatened by the Commission.

         (x) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations;

         (xi) The information in the Prospectus under the captions "Description of Capital Stock," ["Risk Factors--If our Products under Development Fail..." and "--Violating Regulatory Affairs" and
"Business-Government Regulation,"] to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions; and the forms of certificates evidencing the Common Stock and filed as exhibits to the Registration Statement comply with the Delaware General Corporation Law;

         (xii) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of federal statutes, the statutory laws of the State of Georgia and the Delaware General Corporation Law are accurate and fairly present the information required to be presented by the Securities Act;

         (xiii) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;

_____________, 2000
Page 3


         (xiv) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's charter or bylaws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree specifically naming the Company of any court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations;

         (xv) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except (i) such as have been obtained under the Securities Act or in connection with the 8-A Registration Statement, (ii) such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Stock by the Underwriters, (iii) such as may be required by the National Association of Securities Dealers, LLC and (iv) such as may be required under the federal or provincial laws of Canada;

         (xvi) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus by the Securities Act, other than those described therein;

         (xvii) To such counsel's knowledge, neither the Company nor any of its subsidiaries is presently (a) in material violation of its respective charter or bylaws, or (b) in material breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations; and

         (xviii) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Company Common Stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or

_____________, 2000
Page 4


have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights.

         (xix) The Company is not and, after giving effect to the offering and the sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date for the Underwritten Stock or Closing Date for the Option Stock, as the case may be, the Registration Statement and any amendment or supplement thereto including changes incorporated pursuant to Rule 430A (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment), as of the date it was filed with the Commission and at all times subsequent thereto up to and on the Closing Date for the Underwritten Stock or the Closing Date for the Option Stock, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    ANNEX B

                    MATTERS TO BE COVERED IN THE OPINION OF
                         PATENT COUNSEL FOR THE COMPANY


                                                     ____________, 2000

Chase Securities Inc.
Banc of America Securities LLC
Thomas Weisel Partners LLC
     As Representatives of the several Underwriters
c/o Chase Securities Inc.
One Bush Street
San Francisco, CA 94104

        Re:       First Horizon Pharmaceutical Corporation

Ladies and Gentlemen:

         We are intellectual property counsel to First Horizon Pharmaceutical Corporation, a Delaware corporation (the "Company"), for certain of its intellectual property. This opinion is being furnished to you pursuant to
Section 9(c) of the Underwriting Agreement dated as of ___________ (the "Agreement") between you and the Company, relating to the issuance and sale to you of certain shares of Common Stock of the Company. Unless otherwise defined herein, the definition of the capitalized terms used herein shall be the same as those in the Agreement.

         We are familiar with the technology used by the Company in its business and the manner of its use thereof as described in the Registration Statement and the Prospectus. We have read the sections of the Registration Statement and the Prospectus referring to patents, trade secrets, trademarks, service marks or other proprietary information or materials; specifically, but without limitation, we have read the statements in the Registration Statement and the Prospectus under the captions, "Risk Factors", "Business - Products," "Business Product Development," "Business - Third Party Agreements," "Business
- Trademarks," and "Business - Patents."

         In our capacity as the Company's intellectual property counsel, we are familiar with the Company's intellectual property. Based upon the foregoing, and with respect to those intellectual property matters for which we are responsible, we are of the opinion that:

_____________, 2000
Page 2


         (i) As of ___________, 2000, the Company has filed one United States patent application, has licensed twenty (20) United States patents from Penwest Pharmaceutical Corporation, and has licensed two (2) United States patents from Jame Fine Chemicals, Inc., all of which are listed in Schedule A hereto. In addition, the Company holds six (6) United States trademark registrations, has filed two (2) United States trademark applications, and has licensed three (3) trademarks from third parties, all of which are listed in Schedule A hereto.

         (ii) We are aware of no facts which would preclude the Company from having clear title to the Company's patent application referred to or described in the Registration Statement and Prospectus. Although we have not conducted an independent investigation, we have not been informed of any fact that would preclude the Company from having a valid license to the patents licensed from Penwest Pharmaceutical Corporation or Jame Fine Chemicals, Inc. (collectively "Licensors") referred to or described in the Registration Statement and Prospectus. To the best of our knowledge, the Company has complied with the U.S. Patent and Trademark Office ("PTO") duty of candor and good faith in dealing with the PTO. To the best of our knowledge, an assignment from each named inventor to the Company or to the Licensors for each patent and patent application listed in Schedule A has been executed and filed with the PTO. We are aware of no facts which would form a basis for a finding that the invention disclosed in the Company's provisional patent application referred to or described in the Registration Statement and Prospectus is unpatentable, or that if claims based on the invention were to issue they would be invalid or unenforceable. To the best of our knowledge, none of the patents licensed to the Company and listed in Schedule A have expired for failure to pay maintenance fees, have been withdrawn or abandoned. Although we have conducted no additional independent investigation, we have not been informed of any fact which would indicate that any the patents licensed by the Company are invalid or unenforceable. Furthermore, although we have not conducted an independent investigation, we have not been informed of any patent or patent application which, if issued, would limit or prohibit the business now conducted or proposed to be conducted by the Company as described in the Registration Statement and Prospectus, except as described therein;

         (iii) We are aware of no facts which would preclude the Company from having ownership rights to the Company's trademark registrations or applications to register the trademarks referred to or described in the Registration Statement and Prospectus. Although we have not conducted an independent investigation, we have not been informed of any fact that would preclude the Company from having a valid license to use the trademarks referred to or described in the Registration Statement and Prospectus;

         (iv) We are aware of no pending or threatened action, suit, proceeding or claim by others that the Company is infringing any patent, trademark, service mark or other intellectual property right which could result in any material adverse effect on the Company;

_____________, 2000
Page 3


         (v) We are aware of no legal or governmental proceedings pending relating to the Company's intellectual property, other than PTO review of pending applications for patents or trademark registrations, including appeal proceedings, and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

         (vi) We are aware of no other contract or document material to the Company's intellectual property other than those described in the Registration Statement and the Prospectus;

         (vii) Based upon our review of United States Patent No. 5,186,925 (the `925 patent) which issued on February 16, 1993 in the name of G. Pohl-Boskamp GmbH & Co. and its prosecution file history, and on information from the Company as to the specifications of Nitrolingual Pumpspray product, to the best of our knowledge the Nitrolingual Pumpspray product is covered by at least one claim of the `925 patent.

         (viii) Based upon our review of United States Patent No. 5,663,415 (the `415 patent) which issued September 2, 1997 in the name of Jame Fine Chemicals, Inc. and its prosecution file history, and on information from the Company as to the specifications of the Tanafed product, to the best of our knowledge the manufacture of at least one of the active ingredients in the Tanafed product is covered by at least one claim of the `415 patent.

         (ix) Although we have not independently verified the accuracy or completeness of the statements contained in the Registration Statement and the Prospectus, nothing has come to our attention that causes us to believe that, at the time the Registration Statement became effective or as of the date hereof, the Registration Statement and Prospectus, particularly, including but not limited to, the description under the captions "Risk Factors," "Business Products," "Business - Product Development," "Business - Third Party Agreements," "Business - Trademarks," and "Business - Patents," contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         This is solely for your information, and to assist you as the underwriters in conducting your investigation of the affairs of the Company in connection with the aforesaid Registration Statement and Prospectus, and it is not to be quoted or otherwise referred to in any public disclosure document, furnished to any other person, or filed with any governmental agency.


                                    Very truly yours,

                                    JONES AND ASKEW, LLP



                                    By:
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